Exhibit 10.4

MATHSTAR, INC.
Amended and Restated 2004 Long-Term Incentive Plan

INCENTIVE STOCK OPTION AGREEMENT

OPTION NUMBER:	MSO- __

OPTIONEE:	PETER SHUTTE

GRANT DATE:

NUMBER OF OPTION SHARES:

EXERCISE PRICE PER SHARE:	$____ per Share

EXPIRATION DATE:

          THIS AGREEMENT is made as of the Grant Date set forth above by and between MathStar, Inc., a Delaware corporation (the “Company”), and the Optionee named above, who is an employee of the Company or an Affiliate of the Company (the “Optionee”).

          The Company desires, by affording the Optionee an opportunity to purchase shares of its Common Stock, par value $0.01 per share (the “Common Stock”), as hereinafter provided, to carry out the purpose of the MathStar, Inc. Amended and Restated 2004 Long-Term Incentive Plan (the “Option Plan”).

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

          1.          Grant of Option. The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of the aggregate number of shares of Common Stock set forth above (the “Option Shares”) (such number being subject to adjustment as provided in Section 9 hereof) on the terms and subject to the conditions set forth in this Agreement. This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). This Option was originally an option to purchase shares of common stock of Sajan, Inc. granted under the Sajan, Inc. 2001 Stock Option Plan and is being assumed and converted by the Company under the Option Plan in connection with the merger of Sajan, Inc. with and into Garuda Acquisition, LLC (which is a wholly-owned subsidiary of the Company), effective on [___________], 2010.

          2.          Purchase Price. The per share purchase price of the Option Shares shall be the Exercise Price Per Share set forth above (such Exercise Price Per Share being subject to adjustment as provided in Section 9 hereof).

          3.          Term and Exercise of Option.

(a) The term of this Option shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein.

             (b)          Subject to the earlier termination of this Option pursuant to its terms and to the terms of the Plan, this Option shall vest and become exercisable as follows but only if the Optionee then is an employee of the Company or an Affiliate:

•	92,124.9 shares are fully vested as of the date hereof;

•	5,897.15 shares shall vest on the first day of each month for 27 months, beginning March 1, 2010; and

•	the remaining 5902.05 shares shall vest on June 1, 2012.

             (c)          To exercise this Option, the Optionee shall give written notice to the Company, to the attention of its President or other designated agent, in substantially the form attached hereto as Exhibit A, and the Optionee shall deliver payment in full for the Option Shares with respect to which this Option is then being exercised, as provided in Section 4(a) below.

             (d)          Neither the Optionee nor the Optionee’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Option Shares for any purpose unless and until certificates for such Option Shares are issued to the Optionee or the Optionee’s legal representatives, legatees or distributees, under the terms of the Option Plan.

          4.          Limitations on Exercise of Option.

             (a)          The exercise of this Option will be contingent upon receipt from the Optionee (or the purchaser acting under Section 7 below) of the full Exercise Price of such Option Shares. Payment of the Exercise Price shall be made in cash or by a certified or cashier’s check. However, in its sole discretion, the Company may accept previously acquired shares of Common Stock of the Company that have been owned by the Optionee for at least six (6) months, which shares have an aggregate Fair Market Value on the date of exercise which is not less than the total Exercise Price, or shares of Common Stock issuable upon the exercise of this Option, or a combination of cash and such shares of Common Stock, in payment of the Exercise Price. No Option Shares will be issued until full payment therefor has been made and the Optionee has executed any and all agreements that the Company may require the Optionee to execute.

             (b)          The issuance of Option Shares upon the exercise of this Option shall be subject to all applicable laws, rules, and regulations. If, in the opinion of the Board of Directors of the Company or a Committee of the Board of Directors, (i) the listing, registration, or qualification of the Option Shares upon any securities exchange or under any state or federal law, (ii) the consent or approval of any regulatory body, or (iii) an agreement of the Optionee with respect to the disposition of the Option Shares, is necessary or desirable as a condition to the issuance or sale of the Option Shares, this Option shall not be exercised and/or the Option Shares shall not be sold unless and until such listing, registration, qualification, consent, approval or agreement is effected or obtained in form satisfactory to the Board of Directors or the Committee.

          5.          Nontransferability of Option. This Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of the Optionee, this Option shall be exercisable only by the Optionee.

          6.          Termination of Employment for “Cause”. Upon termination of the Optionee’s employment with the Company or an Affiliate for “cause” (as “cause” is determined in the sole discretion of the Board or the Committee), this Option shall automatically terminate and be immediately forfeited, whether or not vested, and neither the Optionee nor the Optionee’s heirs, personal representatives, successors or assigns shall have any rights with respect to this Option.

          7.          Termination of Employment Not for “Cause”; Death or Disability of Optionee. Upon termination of the Optionee’s employment with the Company or an Affiliate not for “cause” (as “cause” is determined in the sole discretion of the Board or the Committee), death or disability, the Optionee shall have the shorter of three (3) months after such termination, or until the Expiration Date to exercise any portion of the Option that was vested on such termination date, but the unvested portion of the Option shall automatically terminate and be immediately forfeited, and neither the Optionee nor any of the Optionee’s heirs, personal representatives, successors or assigns shall have any rights with respect to such unvested portion of the Option.

          8.          Termination Due to Death or Disability. If the Optionee dies or is terminated due to a disability (with disability determined in the sole discretion of the Company) while employed by the Company or an Affiliate, this Option may be exercised to the same extent that the Optionee would have been entitled to exercise it at the date of death or termination due to disability and may be exercised within a period of two (2) years after the date of death or termination due to a disability, but in no case later than the Expiration Date set forth above. In the event of death, this Option shall be exercisable only by the executors or administrators of the Optionee or by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution. Any portion of an Option that is not exercisable at the time of an Optionee’s death or termination due to a disability shall automatically terminate.

          9.          No Right to Continued Employment. This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or an Affiliate of the Company, nor will it interfere in any way with the Company’s right or the Affiliate’s right to terminate the Optionee’s employment at any time.

          10.        Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, stock split, reverse stock split, reclassification, combination, exchange of shares, or other similar recapitalization of the Company, there shall be an appropriate and proportionate adjustment to the number of Option Shares and the per share Exercise Price Per Share hereunder so that the Optionee then shall receive for the aggregate Exercise Price paid by the Optionee upon exercise of this Option the number of shares the Optionee would have received if this Option had been exercised before such recapitalization event occurred. No adjustment shall be made under this Section 9 upon the issuance by the Company of any warrants, rights, or options to acquire additional Common Stock or of securities convertible into Common Stock unless such warrants, rights, options or convertible securities are issued to all of the Company’s shareholders on a proportionate basis.

          11.        Effect of Certain Transactions. Notwithstanding any provision in this Option to the contrary, immediately before the effective time of any of the events described in Sections 11(a) through (d) below, the portion of this Option that is not vested shall immediately and automatically vest and, to the extent not exercised, the Option shall be automatically converted into an Option to acquire the kind and amount of shares of stock or other securities or property that the Optionee would have owned or have been entitled to receive immediately after the occurrence of the event, had the Option been exercised in full immediately before the effective time of such event; provided, however, that the Expiration Date of the Option shall remain unchanged, and, in any such case, appropriate adjustment shall be made in the application of the provisions of this Option with respect to the rights and interests thereafter of the Optionee, to the end that the provisions set forth in this Option shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Option:

(a)          The sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company,

(b) The approval by the Company’s shareholders of any plan or proposal for the liquidation or dissolution of the Company;

(c)          Any person or entity becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at elections of directors who were not beneficial owners of at least fifty percent (50%) of such combined voting power as of the date the Company’s Board of Directors adopted the Option Plan, and

(d)          A merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have, solely on account of ownership of securities of the Company at such time, “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing less than fifty percent (50%) of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors.

Notwithstanding any provision in the Option Plan or this Option Agreement to the contrary, the Board of Directors or the Committee shall not have the power or right, either before or after the occurrence of an event described in subparagraph (a) through (d) above, to rescind, modify or amend the provisions of this Section 11 without the consent of the Optionee.

          12.          Limitation on Payments and Benefits. Notwithstanding anything in this Agreement to the contrary, if any of the payments or benefits to be made or provided in connection with this Agreement, together with any other payments, benefits or awards which you have the right to receive from the Company, or any corporation which is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member (“Affiliate”), constitute an “excess parachute payment” (as defined in Section 280G(b) of the Code), such payments, benefits or awards to be made or provided in connection with this Agreement, or any other agreement between you and the Company or its Affiliates, may be reduced, eliminated, modified or waived to the extent necessary to prevent all, or any portion, of such payments, benefits or awards from becoming “excess parachute payments” and therefore subject to the excise tax imposed under Section 4999 of the Code. The Optionee will have the sole right and discretion to determine whether the payments, benefits or awards to be made or provided in connection with this Agreement, or any other agreement between the Optionee and the Company, should be reduced, whether or not such other agreement with the Company or an Affiliate expressly addresses the potential application of Section 280G or Section 4999 of the Code (including, without limitation, that “payments” under such agreement be reduced). The Optionee will also have the right to designate the particular payments, benefits or awards that are to be reduced, eliminated, modified or waived; provided that no such adjustment will be made if it results in additional expense to the Company in excess of expenses the Company would have experienced if no adjustment had been made. The determination as to whether any such decrease in the payments or benefits is necessary must be made in good faith by legal counsel or a certified public accountant selected by you and reasonably acceptable to the Company, and such determination will be conclusive and binding upon you and the Company. The Company will pay or reimburse you on demand for the reasonable fees, costs and expenses of the counsel or accountant selected to make the determinations under this Section 12.

          13          Interpretation. The interpretation and construction of any provision of the Option Plan and this Option shall be made by the Board of Directors or the Committee and shall be final, conclusive and binding on the Optionee and all other persons.

          14.         Definitions; Option Plan Governs. Any capitalized term used herein that is not expressly defined herein shall have the meaning ascribed to it in the Option Plan. This Option is in all respects subject to and governed by all of the provisions of the Option Plan.

(Signature page follows.)

Signature Page to MathStar, Inc.
Incentive Stock Option Agreement

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized officer, and the Optionee has executed this Agreement as of the Grant Date set forth above.

COMPANY:		MathStar, Inc.

By
[Name of Officer of the Company]
Its: [Title]

OPTIONEE:

PETER SHUTTE

Address:

Social Security Number of Optionee:

EXHIBIT A
NOTICE OF EXERCISE OF
STOCK OPTION

TO:

FROM:

DATE:

RE:	Exercise of Stock Option

            I hereby exercise my option to purchase ______ shares of Common Stock at $______ per share (total exercise price of $______). This notice is given in accordance with the terms of my Incentive Stock Option Agreement (“Agreement”) dated _________. The option price and vested amount is in accordance with Sections 2 and 3 of the Agreement.

Check one:

____	Enclosed is cash, or a cashier’s or certified check payable to MathStar, Inc. for the total exercise price of the shares being purchased.

____	Attached is a certificate(s) for ____________________ shares of common stock duly endorsed in blank and surrendered for the exercise price of the shares being purchased.*

*The use of this alternative is subject to the approval of MathStar, Inc.

Please prepare the stock certificate in the following name(s):

Sincerely,

(Signature)

(Print or Type Name)

Letter and consideration
received on __________________
(effective date of exercise)